                                                                     EXHIBIT 5.1

                                 [Letterhead of Conyers, Dill & Pearman]

RBX/kjb/311372/558827

17 July, 2000

RSL Communications, Ltd.
Clarendon House
2 Church Street
Hamilton HM 11
Bermuda

Dear Sirs

RSL Communications, Ltd.
Registration Statement on Form S-3

           We have acted as special legal counsel in Bermuda to RSL Communications, Ltd. (the "Company") in connection with the registration of 2,300,000 7 1/2% Series A Preferred Shares in the Company of par value US$0.00457 each (the "Preferred Shares") and 6,925,000 Class A Common Shares in the Company of par value US$0.00457 each (the "Common Shares") as described in the Registration Statement on Form S-3 filed with the United States Securities and Exchange Commission on 18 July, 2000 (the "Registration Statement").

           For the purposes of giving this opinion, we have examined and relied upon a copy of the Registration Statement.

           We also have reviewed a copy of the memorandum of association and the bye-laws of the Company and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinions set forth below.

           We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda.

           We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings "Certain Bermuda Tax Considerations", "Service of Process and Enforcement of Liabilities", and "Legal Matters".

RSL Communications, Ltd.
17 July, 2000
Page 2

           On the basis of and subject to the foregoing, we are of the opinion that:

1. The Preferred Shares have been duly authorised and validly issued by the Company. The Common Shares have been duly authorized by the Company.


2. The statements contained under the heading "Certain of Bermuda Tax Considerations" on page 36 of the Registration Statement are accurate.


Yours faithfully